Exhibit 3.1(iii)

                              Articles of Amendment
                                       to
                          Articles of Incorporation of

Arrow Cars International Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P1 2000023633
(Document Number of Corporation (if known)

Pursuant lo the provisions of section 607.1006,  Florida Statutes,  this FLORIDA
PROFIT   CORPORATION   adopts  the  following   amendment  in  its  Articles  of
Incorporation.

A.   If amending name, enter the new name of the corporation:

     The new name must be distinguishable and contain the word "corporation", "company," or "incorporated," or the abbreviation "Corp., " "Inc., " or Co., " or the designation "Corp. " "Inc. " or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P. A."

B.   ENTER NEW PRINCIPAL OFFICE ADDRESS, IF APPLICABLE:
     (PRINCIPAL OFFICE ADDRESS MUST BE A STREET ADDRESS)

     N/A

C.   ENTER NEW MAILING OFFICE ADDRESS, IF APPLICABLE:
     (PRINCIPAL OFFICE ADDRESS MAY BE A POST OFFICE BOX )

     N/A

D. IF AMENDING THE REGISTERED AGENT AND/OR REGISTERED OFFICE ADDRESS IN FLORIDA, ENTER THE NAME OF THE NEW REGISTERED AGENT AND/OR THE NEW REGISTERED OFFICE ADDRESS:

     Name of New Registered Agent

     N/A
     ------------------------------------

     ------------------------------------
      (Florida Street Address)

     New Registered Office Address

     N/A
     ------------------------------------

     ------------------------------------
      (Florida Street Address)

E. NEW REGISTERED AGENT'S SIGNATURE, IF CHANGING REGISTERED AGENT: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

    Signature of New Registered Agent, if changing _____________________________

IF AMENDING THE OFFICERS AND/OR DIRECTORS, ENTER THE TITLE AND NAME OF EACH OFFICER/DIRECTOR BEING REMOVED AND TITLE, NAME, AND ADDRESS OF EACH OFFICER AND/OR DIRECTOR BEING ADDED:
(Attach additional sheets, if necessary)

Please note the officer director title by the first letter of the office title:
P-President;  V- Vice President;.  T- Treasurer;  S- Secretary; D= Director; TR-
Trustee; C- Chairman or Clerk; CEO- Chief Executive Officer: CFO - Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held President, Treasurer Director would be PTD.

Changes should be noted in the following manner Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S These should he noted as John Doe, PT as a Change. Mike Jones. V as Remove, and Sally Smith, SV us an Add.

Example:

    X Change                PT John Doe
    X Remove                V Mike Jones
    X Add                   SV Sally Smith

       Type of Action     Title        Name                    Address
       --------------     -----        ----                    -------
      (Check one)

1.  Change
    Add
    Remove

2.  Change
    Add
    Remove

3.  Change
    Add
    Remove

G.   If amending or adding additional  Articles,  enter change(s) here:
     (Attach additional sheet if necessary) (BE SPECIFIC)

     Article V is amended to read:
     Article V: The number of shares the  corporation is authorized to issue is:
     100,000,000 with a par value of $0.001 per share.

H. If an amendment provides for an exchange, reclassification, or canellation of issued shares provisions for implementing the amendment if not contained in the amendment itself.
     (if not applicable indicate N/A)

     N/A
     ---------------------------------------------------------------------------

The date of each amendment(s) adoption: August 13, 2012

Effective date if applicable:
(No more than 90 days after amendment file date)

Adoption of the amendment(s) (CHECK ONE)

[X] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

[ ] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

"The number of votes cast for the amendment(s) was/were sufficient for approval by __________________"
    (Voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

[ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated: August 13, 2012

Signature: /s/ Jeremy Harris

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

     Jeremy Harris
     -----------------------------------------
     (Typed or printed name of person signing)

     President
     -----------------------------------------
     (Title of person signing)